UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐   Preliminary Proxy Statement

☐   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐   Definitive Proxy Statement

☒   Definitive Additional Materials

☐   Soliciting Material under §240.14a-12

NRG ENERGY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒   No fee required.

☐   Fee paid previously with preliminary materials.

☐   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUPPLEMENT TO THE PROXY STATEMENT DATED MARCH 15, 2024

FOR THE ANNUAL MEETING OF STOCKHOLDERS OF

NRG ENERGY, INC.

TO BE HELD ON APRIL 25, 2024

APRIL 10, 2024

TO OUR STOCKHOLDERS:

On or about March 15, 2024 (Original Filing Date), NRG Energy, Inc. (NRG or the Company) made available a proxy statement (Proxy Statement) to its stockholders describing the matters to be voted on at the Company’s 2024 Annual Meeting of Stockholders to be held on April 25, 2024 (Annual Meeting), including a proposal to approve, on a non-binding advisory basis, the Company’s executive compensation (Proposal 2).

The purpose of this filing is to make technical corrections and certain clarifying changes to compensation terms of Rasesh Patel’s employment with the Company as set forth below. Specifically, in the event Mr. Patel’s employment with NRG is terminated for “cause,” Mr. Patel is not entitled to acceleration of vesting of any unvested equity awards, nor is he entitled to payment of any retention bonus. This information was incorrectly described in the Proxy Statement. Therefore, for completion, the disclosures in the Executive Compensation section under the heading “Severance and Change-in-Control – Mr. Patel” should read as follows:

MR. PATEL

The acquisition of Vivint constituted a change-in-control under the Vivint Employment Agreement. As a result, Mr. Patel received 24 months of protection under the Vivint Employment Agreement, which was agreed to by NRG in connection with the acquisition. Pursuant to the Vivint Employment Agreement, Mr. Patel may be entitled to severance payments and benefits in the event of termination of employment as described below.

In the event Mr. Patel’s employment with NRG is terminated for “cause”, Mr. Patel will be entitled to his base salary through the date of termination; reimbursement of certain business expenses properly incurred and such employee benefits to which Mr. Patel is entitled under NRG’s tax qualified employee benefits plans (accrued rights).

In the event of resignation by Mr. Patel without “good reason”, Mr. Patel will be entitled to the accrued rights; any annual bonus earned, but unpaid, as of the date of termination for the immediately preceding fiscal year; and any retention bonus earned but unpaid as of the date of termination.

In the event Mr. Patel’s employment with NRG is terminated due to his death or disability, Mr. Patel (or his estate) will be entitled to the accrued rights; any annual bonus earned, but unpaid, as of the date of termination for the immediately preceding fiscal year; a pro rata portion of his annual target bonus payable for the fiscal year in which such termination occurs; any retention bonus earned but unpaid as of the date of termination; vesting at target level of performance of 100% of his unvested equity awards and vesting of RSUs that are outstanding as of the date of such termination; and death or disability benefits under any applicable plans or programs of NRG.

In the event Mr. Patel’s employment with NRG is terminated without “cause” by the Company, Mr. Patel resigns with “good reason”, Mr. Patel resigns for any reason during the 30 day period following the 24 month anniversary of the closing of the acquisition of Vivint, or NRG delivers a notice of non-renewal of the Vivint Employment Agreement on or prior to April 10, 2025, Mr. Patel will be entitled to the accrued rights; a pro rata portion of his annual target bonus payable for the fiscal year in which such termination occurs; any retention bonus earned but unpaid as of the date of termination; vesting at target level of performance of 100% of his unvested equity awards and vesting of RSUs that are outstanding as of the date of such termination that were granted prior to the date of the Vivint Employment Agreement or those granted in respect of 2023; and subject to compliance with the terms of his employment agreement and the execution and non-revocation of a release of claims, a lump sum cash payment within 55 days of such termination of (a) 150% of his base salary as of the date immediately prior to termination, (b)150% of the actual annual bonus paid in respect of the immediately preceding year, and (c) the monthly COBRA costs of providing health and welfare benefits to Mr. Patel and his dependents.

Under the Vivint Employment Agreement, Mr. Patel agrees for a period of 18 months following termination not to directly or indirectly, solicit or assist in soliciting in competition with NRG or its subsidiaries in the business or certain of Mr. Patel or his direct report’s current or prospective clients and customers during the one-year period preceding Mr. Patel’s termination. In addition, Mr. Patel agrees for a period of 18 months following termination not to directly or indirectly, solicit employees or consultants of NRG or its subsidiaries. Further, Mr. Patel agrees not to divulge confidential information of NRG.

Capitalized terms not otherwise defined herein have the meanings set forth in the Proxy Statement. Other than as set forth above, no changes are otherwise being made to the Proxy Statement or the proxy card for the Annual Meeting, as filed with the Securities and Exchange Commission and previously delivered or otherwise made available to stockholders of record as of the Original Filing Date. The information contained in this supplement to the Proxy Statement modifies or supersedes any inconsistent information contained in the Proxy Statement.

* * *

As described in the Proxy Statement, the Annual Meeting will be held virtually via the Internet on Thursday, April 25, 2024 at 9:00 a.m. Eastern Time online at www.virtualshareholdermeeting.com/NRG2024.

Your vote is important. Information regarding how to vote your shares is available in the Proxy Statement. The Board of Directors continues to recommend that you vote “FOR” Proposal 2. If you have not already voted, you are urged to vote by proxy as soon as possible over the Internet as instructed in the Notice of Internet Availability of Proxy Materials or, if you receive paper copies of the proxy materials by mail, you can also vote by following the instructions on your proxy card or other voting instruction form. You may vote over the Internet, by telephone, by mail if you have a paper copy of the proxy materials, or online during the Annual Meeting.

If you have already voted, you do not need to take any action unless you wish to change your vote. If you have already voted and would like to revoke your proxy or voting instructions, you may do so at any time prior to the vote at the Annual Meeting. You may accomplish this by: (a) delivering a written notice of revocation bearing a later date than the proxy being revoked, (b) signing and delivering a later dated written proxy relating to the same shares, or (c) attending the Annual Meeting and voting online during the Annual Meeting (attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).

Only stockholders of record at the close of business on March 4, 2024 or their proxy holders may vote at the Annual Meeting.

The Proxy Statement, along with these supplemental proxy materials and the Company’s Annual Report for the year ended December 31, 2023, are available at www.proxyvote.com.

Thank you for your continued support and your interest in NRG Energy, Inc.

CHRISTINE A. ZOINO

Corporate Secretary

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